Consent of Independent Accountants


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Merck & Co., Inc., of our report dated November 3, 1995 appearing on page 2 of the Report of the Astra Merck Inc. Employee Savings and Security Plan on Form 11-K for the nine months ended September 30, 1995.


  Price Waterhouse LLP


  Philadelphia, PA
  November 16, 1995




























